Exhibit 13.1

CERTIFICATION

In connection with this amendment to the Annual Report of AEGON N.V. (the “Company”) on Form 20-F/A for the period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Donald J. Shepard, the Chief Executive Officer of the Company and Joseph B.M. Streppel, the Chief Financial Officer of the Company, certify pursuant to 18 USC. section 1350, that to our knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly represents, in all material respects, the financial condition and result of the operations of the Company.

Dated November 14, 2003

/s/ DONALD J. SHEPARD
Donald J. Shepard Chief Executive Officer

/s/ JOSEPH B.M. STREPPEL
Joseph B.M. Streppel Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to AEGON and will be retained by AEGON and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished solely pursuant to 18 U.S.C §1350 and is not being filed as part of the Report or as a separate disclosure document.

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